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IMPORTANT NOTICE:  Please take a moment now to vote your shares.  You may vote directly over the telephone by calling 1-800-733-8481, Ext. 431. Representatives are available from 9 a.m. to 11 p.m. Eastern Time. You may also fax your ballot to 1-800-733-1885 or return it in the enclosed postage paid envelope.

Your vote is important.  Thank you for your prompt action.

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                             SBSF Funds, Inc. d/b/a
                                KEY MUTUAL FUNDS
                              KeyChoice Growth Fund
                        KeyChoice Income and Growth Fund
                         KeyChoice Moderate Growth Fund
                              Key Stock Index Fund
                            SBSF Capital Growth Fund
                        SBSF Convertible Securities Fund
                                    SBSF Fund
                          Key Money Market Mutual Fund

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                    SPECIAL MEETING OF SHAREHOLDERS SCHEDULED
                           TO BE HELD ON MARCH 6, 1998

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Please  refer to the Combined  Prospectus/Proxy  Statement  for a discussion  of these matters. THE UNDERSIGNED CONSTITUTES AND APPOINTS KAREN HABER AND MARILYN FARMER, OR EITHER OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND AND TO VOTE AS DIRECTED ALL VOTES THE UNDERSIGNED IS ENTITLED TO CASH AT THE SPECIAL MEETING OF SHAREHOLDERS OF SBSF FUNDS, INC., A MARYLAND CORPORATION, D/B/A KEY MUTUAL FUNDS ("Key Mutual Funds"), TO BE HELD AT 3435 STELZER ROAD, COLUMBUS, OHIO ON MARCH 6, 1998, AT 8:30 A.M. EASTERN TIME, AND AT ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE ACCOMPANYING COMBINED PROSPECTUS/PROXY STATEMENT AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an x in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KEY MUTUAL FUNDS.

The attorneys and proxies are authorized and directed to vote as directed on the matter or proposal to be voted upon when submitted for the approval of the shareholders of any fund or series of Key Mutual Funds voting separately as a fund or series, and when submitted for the approval of the shareholders of Key Mutual Funds voting together as a single class. If this proxy is executed and returned prior to the meeting, but no direction is given, the votes will be cast "FOR" the approval of the Agreement and Plan of Reorganization and Liquidation and each and every of the transactions contemplated thereby, and in the discretion of the proxy holder on any other matter that may properly come before the meeting for any adjournment thereof.

            1. To approve an Agreement and Plan of Reorganization and Liquidation, as is more fully described in the accompanying Combined Prospectus/Proxy Statement, together with each and every of the transactions contemplated thereby.

                  FOR                    AGAINST                    ABSTAIN
                  |_|                      |_|                        |_|


            2. To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment thereof in the discretion of the proxy holder.

            Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee, or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.




                                    X___________________________________________
                                          Signature




                                    X___________________________________________
                                          Signature (if jointly held)


                                                    Date:________________, 1998